Exhibit 99.2

Independent Auditor’s Report

To the Board of Directors

HDI Holdings, Inc. and Subsidiary

Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of HDI Holdings, Inc. and Subsidiary (together, the “Company”) (See Note 12) as of September 30, 2011 and December 31, 2010, and the related consolidated statements of income, changes in stockholders’ (deficit) equity, and cash flows for the nine months ending September 30, 2011 and the year ending December 31, 2010.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HDI Holdings, Inc. and Subsidiary as of September 30, 2011 and December 31, 2010, and the results of their operations and their cash flows for the nine months ending September 30, 2011 and the year ending December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Las Vegas, Nevada

February 28, 2012

HDI Holdings, Inc. and Subsidiary

Consolidated Balance Sheets

September 30, 2011 and December 31, 2010

	September 30,	December 31,
	2011	2010
Assets (Note 3)
Current Assets
Cash and cash equivalents	$14,893,339	$4,540,373
Restricted cash	344,013	760,931
Net receivables (Note 5)	10,039,136	5,753,643
Prepaid expenses	681,924	500,409
Deferred tax asset (Note 6)	3,868,055	2,941,261
Other current assets	33,239	50,224
Total current assets	29,859,706	14,546,841

Equipment and leasehold improvements, net (Note 2)	1,543,467	1,057,980
Debt issuance costs, net (Note 1)	1,459,831	—
Goodwill	7,865,199	7,615,199
	$40,728,203	$23,220,020

Liabilities and Stockholders’ (Deficit) Equity
Current Liabilities
Current maturities of capital lease obligations (Note 4)	$347,303	$330,272
Current portion of long-term debt (Note 3)	3,250,000	—
Accounts payable (Note 8)	447,864	421,834
Accrued expenses	5,409,683	3,127,314
Income tax payable	1,071,130	—
Deferred revenue	16,000	—
Total current liabilities	10,541,980	3,879,420

Deferred tax liability (Note 6)	1,661,800	1,232,900
Deferred rent	30,691	41,426
Long-term capital lease obligations (Note 4)	483,772	284,506
Long-term debt, net of current portion (Note 3)	36,000,000	—
	48,718,243	5,438,252

Commitments and Contingencies (Notes 3, 4, and 7)

Stockholders’ (Deficit) Equity
Common stock, $0.001 par value; 63,125,000 shares authorized; 31,055,516 and 27,805,373 shares issued and outstanding at 2011 and 2010, respectively (Notes 3, 10 and 11)	31,056	27,806
Preferred stock, $0.001 par value; 23,830,000 shares authorized; 23,820,082 shares issued and outstanding; total liquidation preference of outstanding shares 2011 $13,210,617 (Note 9)	23,820	23,820
Additional paid-in capital	14,592,774	13,831,336
Stock option purchase loans (Note 11)	—	(505,709)
Retained (deficit) earnings	(22,637,690)	4,404,515
Total stockholders’ (deficit) equity	(7,990,040)	17,781,768
Total liabilities and stockholders’ (deficit) equity	$40,728,203	$23,220,020

See Notes to Consolidated Financial Statements.

HDI Holdings, Inc. and Subsidiary

Consolidated Statements of Income

For the Nine Months Ended September 30, 2011 and Year Ended December 31, 2010

	Nine months
	ended	Year ended
	September 30, 2011	December 31, 2010

Revenues (Note 5)	$42,189,537	$25,829,472
Cost of revenues	14,849,023	11,060,762
Gross margin	27,340,514	14,768,710

Selling, general, and administrative expenses (Note 8)	10,044,967	9,968,420
Bad debt expense	34,752	46,806
Depreciation and amortization expenses	582,565	661,061
Operating income	16,678,230	4,092,423

Other income (expense)
Interest expense	(1,341,837)	(105,077)
Interest income	7,557	8,787
	(1,334,280)	(96,290)

Income before income taxes	15,343,950	3,996,133

Income tax expense (Note 6)	5,384,048	1,414,976

Net income	$9,959,902	$2,581,157

See Notes to Consolidated Financial Statements.

HDI Holdings, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ (Deficit) Equity

For the Nine Months Ended September 30, 2011 and Year Ended December 31, 2010

					Additional
	Common Stock		Preferred Stock		Paid-In	Stock Option	Retained
	Shares	Amounts	Shares	Amounts	Capital	Purchase Loans	(Deficit) Earnings	Total

Balance at December 31, 2009	27,771,049	$27,772	23,820,082	$23,820	$13,244,963	$—	$1,823,358	$15,119,913

Exercise of stock options	1,982,090	1,982	—	—	507,113	(1,948)	—	507,147

Stock-based compensation from issuance of stock options (Note 10)	—	—	—	—	79,260	—	—	79,260

Stock option purchase loans (Note 11)	(1,947,766)	(1,948)	—	—	—	(503,761)	—	(505,709)

Net income	—	—	—	—	—	—	2,581,157	2,581,157

Balance at December 31, 2010	27,805,373	27,806	23,820,082	23,820	13,831,336	(505,709)	4,404,515	17,781,768

Exercise of stock options	1,302,377	1,302	—	—	352,182	1,948	—	355,432

Tax benefit arising from the exercise of nonqualifying stock options	—	—	—	—	309,811	—	—	309,811

Stock-based compensation from issuance of stock options (Note 10)	—	—	—	—	99,445	—	—	99,445

Stock option purchase loans (Note 11)	1,947,766	1,948	—	—	—	503,761	—	505,709

Dividends	—	—	—	—	—	—	(37,002,107)	(37,002,107)

Net income	—	—	—	—	—	—	9,959,902	9,959,902

Balance at September 30, 2011	31,055,516	$31,056	23,820,082	$23,820	$14,592,774	$—	$(22,637,690)	$(7,990,040)

See Notes to Consolidated Financial Statements.

HDI Holdings, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2011 and Year Ended December 31, 2010

	Nine months
	ended	Year ended
	September 30, 2011	December 31, 2010
Cash Flows from Operating Activities
Net income	$9,959,902	$2,581,157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	582,565	661,061
Bad debt expense	34,752	46,806
Tax benefit arising from the exercise of nonqualifying stock options	(309,811)	—
Stock-based compensation from issuance of stock options	99,445	79,260
Deferred taxes	(497,894)	(1,713,997)
Changes in components of working capital:
Restricted cash	416,918	(647,931)
Net receivables	(4,320,245)	(1,360,770)
Prepaid expenses	(181,515)	(414,195)
Other current assets	16,985	(142)
Accounts payable	26,030	91,624
Accrued expenses	2,282,369	1,639,779
Income tax payable	1,380,941	(890,512)
Deferred revenue	16,000	(4,200)
Deferred rent	(10,735)	(13,831)
Net cash provided by operating activities	9,495,707	54,109

Cash Flows from Investing Activities
Purchases of equipment and leasehold improvements	(517,766)	(128,299)
Acquisition of a business, goodwill	(250,000)	—
Proceeds from sales of investments	—	1,943,535
Net cash (used in) provided by investing activities	(767,766)	1,815,236

Cash Flows from Financing Activities
Payments on capital lease obligations	(333,989)	(238,693)
Payment of debt issue costs	(1,459,831)	—
Exercise of stock options	861,141	1,438
Tax benefit arising from the exercise of nonqualifying stock options	309,811	—
Proceeds from term loan	39,250,000	—
Dividends	(37,002,107)	—
Net cash provided by (used in) financing activities	1,625,025	(237,255)

Net increase in cash	10,352,966	1,632,090

Cash and cash equivalents, beginning of year	4,540,373	2,908,283
Cash and cash equivalents, end of year	$14,893,339	$4,540,373

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$4,501,000	$1,552,200
Cash paid for interest	$1,341,837	$105,077

Supplemental Disclosure of Non-Cash Investing Activities
Equipment purchased through capital leases	$550,286	$603,189

See Notes to Consolidated Financial Statements.

HDI Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                  Nature of Business and Summary of Significant Accounting Policies

Nature of business:  HDI Holdings, Inc. (“HDI”) was incorporated in the State of Nevada in April 2011 and acquired 100% of the stock of HealthDataInsights, Inc. in May 2011.  HealthDataInsights, Inc. was incorporated in Nevada in October 2003 and began operations on July 1, 2004.  HDI provides medical claims integrity services and analytic products to commercial health plans, government agencies, and other payers.

Claims integrity services include providing retrospective and ongoing fraud, abuse and overpayment identification, and recoupment services.  In October of 2008, following a successful three-year demonstration program in Florida, the Company was awarded a multi-year contract to serve the Center for Medicare and Medicaid Services as a Recovery Audit Contractor (“RAC”) in 17 states.  As the exclusive RAC contractor in Region D (consisting of Arizona, Montana, North Dakota, South Dakota, Utah, Wyoming, Alaska, California, Hawaii, Idaho, Iowa, Kansas, Missouri, Nebraska, Nevada, Oregon, and Washington), the Company identifies and recoups Medicare overpayments to providers in the region. The Company does not assume any of the underwriting risk of the clients’ members’ claims.

Analytic products include in-patient and out-patient financial and clinical data analysis software.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation:  HDI consolidates HealthDataInsights, Inc. and its wholly-owned companies (collectively, the “Company”).  All significant intercompany balances and transactions have been eliminated during consolidation.

Revenue recognition:  Revenue from claims integrity services is recorded upon completion of the review process when the claim overpayment amount is determined and the client has the information required and legal right to offset the claims against the current payments due to the service provider.  Revenue from analytic products is recognized when services are provided in accordance with the contract agreement.  Revenue from reports is recognized in the month in which the reports are delivered.

For cost reimbursable contracts, the Company is reimbursed based upon direct expenses attributable to the contract, plus a percentage based on indirect expenses.  Deferred revenue, if any, is recorded for payments received from customers at the inception of the contract and is recognized as revenue when earned under the terms of the contract.

Included in revenue for the nine months ended September 30, 2011 and the year ended December 31, 2010 are amounts recorded from three major customers. Contracts with these customers extend through February 2012, December 2012, and March 2013, respectively.  The approximate amounts for the concentrations are as follows:

	Revenues		Accounts Receivable
	Nine months
	ended	Year ended
	September 30,	December 31,	September 30,	December 31,
	2011	2010	2011	2010
Customer A	$28,176,788	$7,823,738	$16,930,424	$1,306,076
Customer B	$6,545,248	$8,365,757	$7,434,763	$6,703,295
Customer C	*	$3,520,549	*	$646,725

* Customer C was not identified as a major customer in 2011.

HDI Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                  Nature of Business and Summary of Significant Accounting Policies (Continued)

Cash and cash equivalents:  For purposes of reporting on the consolidated statements of cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties to be cash, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.   Cash includes cash on hand and cash held by financial institutions, with amounts at times being in excess of federally insured limits.  The Company has not experienced any losses in such accounts.

Restricted cash:  The Company maintains, on behalf of customers, bank accounts containing recovered medical claim overpayments. The restricted cash at September 30, 2011 and December 31, 2010 is approximately $344,000 and $761,000, respectively.

Net receivables:  Net receivables consist primarily of accounts receivable related to contracts and unbilled receivables (payables).  Accounts receivable related to contracts are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding accounts on a monthly basis.  Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts.  Accounts receivable are written off when deemed uncollectible.  Recoveries of receivables previously written off are recorded as revenue when received.  The Company does not assess interest on outstanding receivables.

The Company deems receivables to be past due at 90 days or 120 days, depending on the terms of the contract with the customer.  Based on the information available, the Company believes the allowance for doubtful accounts as of September 30, 2011 and December 31, 2010 is adequate (Note 5).

Unbilled receivables (payables) represent revenues recognized but not yet billable under the terms of the Company’s contracts.  Based on the information available, the Company believes its reserve for unallowable costs at September 30, 2011 and December 31, 2010 is adequate (Note 5).

Deferred rent:  The Company has operating leases with scheduled rent increases.  Management accounts for rent expense using the straight-line method of accounting.  Deferred rent represents differences between straight line expense and actual payments which increase in the future based on escalating rent increases under these lease agreements.

Equipment and leasehold improvements:  Equipment and leasehold improvements are carried at cost, less accumulated depreciation.  Cost includes expenditures for major improvements and replacements that extend useful life.  Expenditures for other maintenance and repairs are expensed as incurred.

Depreciation is computed using the straight-Iine method over the estimated useful lives of the related assets, which range from three to seven years.  Equipment leased under capital leases is depreciated over the lesser of the term of the lease or the estimated useful life of the equipment.  Leasehold improvements are depreciated over the lesser of the lease term or the useful life of the improvements.  The depreciation expense on assets acquired under capital leases is included with depreciation expense on owned assets in the consolidated statements of income.

Debt issuance costs:  Debt issuance costs are capitalized and amortized over the life of the loan using a method which does not materially differ from the effective interest rate method.  Amortization for the nine months ended September 30, 2011 and the year ended December 31, 2010 was approximately $131,600 and $0, respectively and is included in interest expense.  These costs were written off upon the repayment of the debt in December 2011 concurrent with the sale of the Company (Note 13).

HDI Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                  Nature of Business and Summary of Significant Accounting Policies (Continued)

Goodwill:  The Company records as goodwill the excess of the purchase price over the fair value of the identifiable net assets acquired in a business combination.  In accordance with the Intangibles — Goodwill and Other topic of the Financial Accounting Standards Board (“FASB”) accounting standards codification (“ASC”), goodwill is not to be amortized; rather the guidance prescribes a two-step process for impairment testing of goodwill, which is performed annually as well as when an event triggering impairment may have occurred.  The first step tests for impairment, while the second step, if necessary, measures the impairment.  The Company has elected to perform its annual analysis as of June 30th of each year.  No impairment adjustments were required during the nine months ended September 30, 2011 and the year ended December 31, 2010.

Long-lived assets:  Long-lived assets such as leasehold improvements and equipment with useful lives are continually evaluated for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable.  When factors indicate that these assets should be evaluated for possible impairment, management compares expected future undiscounted cash flows at the lowest level of identifiable cash flows to carrying values of these assets.  If the carrying values exceed the undiscounted cash flows, the carrying values of the long-lived assets are reduced to their fair values through a charge to income.  No impairment adjustments were considered necessary during the nine months ended September 30, 2011 and the year ended December 31, 2010.

Income taxes:  Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and the effects of net operating loss carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. In the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. The Company has determined that no valuation allowance was deemed necessary at September 30, 2011.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company recognizes the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods. Management evaluated the Company’s tax positions and concluded that the Company has not taken uncertain tax positions that would require adjustment to the consolidated financial statements.

With few exceptions, the Company is no longer subject to income tax examinations by the Federal, State, and local tax authorities for tax years ending on or before December 31, 2007.  The Internal Revenue Service is currently conducting an examination of the Company’s 2009 income tax return.  No issues have been raised during the examination.

Use of estimates:  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.  Significant estimates in the consolidated financial statements include the lives used for property and equipment, Black-Scholes assumptions (Note 10), reserves for contractual recoupment of revenue, and reserves for doubtful accounts and unallowable costs.

HDI Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                  Nature of Business and Summary of Significant Accounting Policies (Continued)

Fair value of financial instruments

The carrying amounts of cash and cash equivalents, net receivables, and accounts payable approximate fair value because of the short-term nature of these instruments. The fair value of the variable-rate debt that re-prices frequently is believed to approximate carrying value. The Company incorporates credit valuation adjustments to appropriately reflect its own nonperformance risk in the fair value measurements of its long-term debt.

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction at September 30, 2011 and December 31, 2010. The estimated fair value amounts have been measured as of September 30, 2011 and December 31, 2010, and have not been reevaluated or updated for purposes of these consolidated financial statements subsequent to those dates. As such, the estimated fair values of these financial instruments subsequent to the reporting date may be different than the amounts reported at year end.

Stock option plan:  The Company has a stock-based compensation plan, which is described more fully in Note 10.  The Company records compensation expense based upon the fair value for new awards and awards modified, repurchased, or cancelled after the adoption date.  Such values are recorded over the requisite service period using the straight-line method.

Subsequent events:  Subsequent events have been evaluated for potential recognition and disclosure through February 28, 2012, the date the final statements were available to be issued.

Note 2.                                  Equipment and Leasehold Improvements

Equipment and leasehold improvements consist of the following at September 30, 2011 and December 31, 2010:

	September 30,	December 31,
	2011	2010
Computers and equipment	$3,243,666	$2,320,564
Machinery	243,505	243,505
Furniture and fixtures	459,844	338,697
Leasehold improvements	524,311	500,508
	4,471,326	3,403,274
Accumulated depreciation	(2,927,859)	(2,345,294)
	$1,543,467	$1,057,980

Depreciation expense for the nine months ended September 30, 2011 and the year ended December 31, 2010 was approximately $583,000 and $661,000, respectively.  Capital leases included as part of equipment totaled approximately $831,000 and $615,000 and had accumulated depreciation of approximately $643,000 and $285,000 at September 30, 2011 and December 31, 2010, respectively.  Depreciation expense for equipment under capital lease for the nine months ended September 30, 2011 and the year ended December 31, 2010 was approximately $358,000 and $308,000, respectively.

HDI Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                  Debt Facilities

In May 2011, the Company entered into a Credit Agreement that provides for a term loan in the amount of $40,000,000 and a line of credit of up to $5,000,000.  As of September 30, 2011 and December 31, 2010, the line of credit had not been drawn upon, and at September 30, 2011, the term loan had a balance of $39,250,000.  Term loan principal was due in quarterly installments of $375,000 from May 2011 through March 31, 2012, $1,250,000 through March 31, 2014, $1,500,000 through December 31, 2015, and the remaining outstanding balance of $18,000,000 would have been due May 4, 2016.  The effective interest rate for the term loan was 6.5% at September 30, 2011.  The loan was secured by substantially all of the Company’s assets.  The Credit Agreement also required the Company to comply with certain financial covenants as defined in the agreement.

The term loan was subsequently paid off in December 2011 upon the sale of HDI Holdings, Inc. to HMS Holdings Corp (Note 13).

Note 4.                                  Leases

The Company has non-cancelable leases for equipment and office space with third-parties that are in effect through October 2016, with monthly payments ranging from $245 to $8,972.  Rental expense charged to consolidated operations during the nine months ended September 30, 2011 and the year ended December 31, 2010 was approximately $555,000 and $545,000, respectively.

At September 30, 2011, minimum rental payments due under capital leases and non-cancelable operating leases having initial or remaining lease terms in excess of one year are as follows:

	Capital	Operating
	Leases	Leases
Three months ended December 31, 2011	$65,299	$139,871
Year ended December 31, 2012	376,005	516,562
Year ended December 31, 2013	246,046	$656,433
Year ended December 31, 2014	79,474
Year ended December 31, 2015	55,072
Year ended December 31, 2016	9,179
Total minimum lease payments	831,075
Less current lease obligations	(347,303)
Long-term lease obligations	$483,772

HDI Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 5.                                  Net Receivables

Net receivables consist of the following at September 30, 2011 and December 31, 2010:

	September 30,	December 31,
	2011	2010
Accounts receivable related to contracts, net of allowance for doubtful accounts of approximately $33,000 and $45,000, respectively	$10,389,458	$6,055,778
Other receivables	6,389	15,964
Unbilled receivables
Contract retentions	16,670	16,670
Rate variance	37,447	57,627
Reserve for unallowable costs	(410,828)	(392,396)
Net receivables	$10,039,136	$5,753,643

Government contracts account for approximately $29,989,000 and $9,000,000 of revenue for the nine months ended September 30, 2011 and for the year ended December 31, 2010, respectively.  The Company recognizes revenues based on the actual direct and indirect costs incurred on cost-plus government contracts.  As of September 30, 2011 and December 31, 2010, the actual indirect rates were higher than the provisional rates.  As a result, an asset in the amount of approximately $37,400 and $57,600 has been recognized for the difference at September 30, 2011 and December 31, 2010, respectively.  Rate variances and retentions on contracts will be billed or paid upon close of the contracts.

Note 6.                                  Income Taxes

The summary of the provision for income taxes is as follows for September 30, 2011 and December 31, 2010:

	September 30,	December 31,
	2011	2010
Current
Federal	$5,695,313	$2,966,971
State	186,628	162,002

Deferred
Federal	(453,831)	(1,659,553)
State	(44,062)	(54,444)
Income tax expense	$5,384,048	$1,414,976

HDI Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 6.                                  Income Taxes (Continued)

Net deferred tax assets and liabilities consisted of the following components at September 30, 2011 and December 31, 2010:

	September 30,	December 31,
	2011	2010
Deferred tax assets:
Allowance for doubtful accounts	$12,500	$17,000
Accrued expenses	208,500	140,400
Receivables	3,647,055	2,783,861
Total deferred tax assets	3,868,055	2,941,261
Deferred tax liabilities:
Book/tax depreciation difference related to equipment, leasehold improvements and goodwill	(1,661,800)	(1,232,900)
Total deferred tax liabilities	(1,661,800)	(1,232,900)

Net deferred tax asset	$2,206,255	$1,708,361

The following table provides reconciliation between the federal statutory rate and the effective income tax rate where both are expressed as a percentage of income from operations before income taxes for the nine months ended September 30, 2011 and the year ended December 31, 2010:

	Nine months
	ended	Year Ended
	September 30,	December 31,
	2011	2010
Federal statutory tax rate	35.0%	35.0%
Increase in income taxes resulting from:
State taxes, net of federal benefit & nondeductible expenses	0.1%	0.4%
Effective tax rate	35.1%	35.4%

Note 7.                                  Retirement Plan

The Company has a 401(k) Retirement Plan (“Retirement Plan”).  Under the terms of the Retirement Plan, all full-time employees who are at least sixteen years of age are eligible to participate in the plan.  Employees may contribute up to 30% of their annual compensation to the Plan, subject to statutory limitations.  The Company may make discretionary contributions as a percentage of participants’ salary applied uniformly to all employees.  The Company made no contributions to the Retirement Plan for the nine months ended September 30, 2011 and the year ended December 31, 2010.

HDI Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 8.                                  Related-Party Transactions

The Company receives accounting and tax work from one of its shareholders.  The total amount of professional fees paid to the shareholder for the nine months ended September 30, 2011 and the year ended December 31, 2010 is approximately $178,800 and $64,000, respectively, and is included in selling, general, and administrative expenses.  Approximately $23,100 was due to this related party at September 30, 2011.

The Company receives information technology consulting services from a relative of an executive.  The total amount of consulting fees paid to the relative for the nine months ended September 30, 2011 and the year ended December 31, 2010 is approximately $104,400 and $184,000, respectively, and is included in selling, general, and administrative expenses.

Note 9.                                  Preferred Stock

The Series A Preferred Stock may be converted at the option of the shareholder at a value determined by dividing the original issue price by the conversion price.  The conversion price shall initially be equal to the original Series A Preferred Stock issue price.  This price will be adjusted for the effect of additional common stock issued according to terms outlined in the agreement.  The Company has declared and paid $37 million in dividends through the nine months ended September 30, 2011.  As of September 30, 2011, the Company has not declared dividends that are unpaid.  In the event that the Company declares a dividend in the future, holders of Series A Preferred Stock would receive a dividend on each outstanding share of such stock in the amount of at least $0.0388 per share prior to the holders of common stock receiving a dividend.  The Series A Preferred stock’s dividend rights are non-cumulative.  In the event of any voluntary or involuntary liquidation of the Company, the holders of Series A Preferred shares are entitled to be paid out of the cash assets legally available for distribution to the Company shareholders before any payment is made to the holders of Common Stock.

Note 10.                           Stock Option Plan

The Company adopted the HDI Holdings, Inc. Amended 2011 Stock Option/Stock Issuance Plan (the “Plan”) under which options to acquire common stock of the Company or bonus stock may be granted to employees, officers, directors, or non-employees at the discretion of the Board of Directors.  The Plan allows for the granting of incentive stock options for employees and non-qualifying stock options for non-employees, as those terms are defined in the Internal Revenue Code.  The Plan authorizes up to 8,350,000 shares of common stock be provided by shares authorized but not outstanding.  The Plan provides for the exercise price and term of each option to be determined by the Board of Directors at the date of grant, provided that no incentive option shall have a term greater than ten years and an option price not less than fair market value on the date of grant.

HDI Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 10.                           Stock Option plan (Continued)

The fair value of each option award is estimated at the date of grant using the Black-Scholes option valuation model, which utilizes the assumptions included in the table below.  The expected term assumption reflects the period for which the Company believes the options will remain outstanding.  This assumption is based upon the historical and expected retention of the Company’s employees and may vary based upon the actions of different groups of employees.  The Company determines the volatility on its stock by looking at the volatility of similar companies over the expected life of the award.  The expected dividend yield is based on the Company’s current expectation that dividends will not be issued.  The risk free rate reflects the U.S. Treasury yield curve for a similar expected life instrument in effect at the time of grant.  The assumptions utilized for the nine months ended September 30, 2011 and for the year ended December 31, 2010 are as follows:

	Nine months
	ended	Year ended
	September 30, 2011	December 31, 2010
Expected term (in years)	6.08	7
Expected volatility	45.76%	41.61%
Expected dividends	0%	0%
Forfeiture rate	10%	10%
Risk-free rate	1.23% - 2.55%	2.58% - 3.85%
Fair value per option granted	$0.810	$0.208

A summary of stock option activity during the nine months ended September 30, 2011 is as follows:

		Weighted	Weighted Average
		Average	Remaining Contract
	Shares	Exercise Price	Term
Outstanding options, beginning of year	3,044,741	$0.327
Granted	2,407,430	0.800
Exercised	(1,302,377)	0.210
Forfeited or expired	(756,313)	0.530
Outstanding options at September 30, 2011	3,393,481	$0.640	8.91

Options expected to vest at September 30, 2011	3,097,781	$0.640	8.90

Options exercisable at September 30, 2011	436,490	$0.370	8.20

Weighted-average remaining life (in years)	8.91

All stock options granted during the nine months ended September 30, 2011 and during the year ended December 31, 2010 expire ten years after the date of grant.  The weighted average grant date fair value of options granted during the nine months ended September 30, 2011 and during the year ended December 31, 2010 was $0.80 and $0.45, respectively.  There are 1,431,740 shares available to be granted under the Plan at September 30, 2011.  Total stock based compensation expense recognized during the nine months ended September 30, 2011 and during the year ended December 31, 2010 is approximately $99,000 and $79,000, respectively.  The intrinsic value of the shares exercised during the nine months ended September 30, 2011 and during the year ended December 31, 2010 is approximately $271,000 and $722,000, respectively.

HDI Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 10.                           Stock Option Plan (Continued)

At September 30, 2011 there was approximately $576,737 of total unrecognized compensation costs related to nonvested share based compensation arrangements which will be recognized over a period of four years.  Any options outstanding as of the date of the sale automatically convert to shares of HMS Holdings Corp. in accordance with the sales agreement discussed in Note 13.

Note 11.                           Stock Option Purchase Loans

In 2010, the Company issued approximately $506,000 in full recourse notes receivable to its employees for the purpose of exercising vested options. The unpaid balances were due in five years from date of issuance, and carry an interest rate of 3% per annum. The outstanding balance of all the notes was included as a reduction of equity.  In 2011, these loans were fully repaid.  Repayment occurred as a reduction of each individual’s dividend payment that occurred in May 2011.

Note 12.                           Recapitalization

In April 2011, HDI Holdings, Inc. was incorporated in the State of Nevada.  In May 2011, the stockholders of HealthDataInsights, Inc. entered into an agreement to exchange 100% of their outstanding shares in HealthDataInsights, Inc. for an equal number of shares of HDI Holdings, Inc., with the same rights and privileges.  The result being HealthDataInsights, Inc. became a wholly-owned subsidiary of HDI Holdings, Inc.

In accordance with ASC 805-50-45-2, the consolidated financial statements of HDI Holdings, Inc. present consolidated results of operations as if the exchange of equity interest had occurred at the beginning of the earliest period presented or January 1, 2010 and comprise the consolidated results of operations of the previously separate entities combined from the beginning of the period to the date the share exchange was completed and those of the combined operations from that date to the end of the nine months ended September 30, 2011.  In addition, by eliminating the effects of intra-entity transactions in determining the results of operations for the period before the combination, those results will be on substantially the same basis as the results of operations for the period after the date of combination.  The effects of intra-entity transactions on current assets, current liabilities, revenues, and costs of revenues for the periods presented and on retained earnings at the beginning of the periods presented have been eliminated.

Note 13.                           Sale of HDI

On November 7, 2011, the Company entered into an agreement and plan of merger with HMS Holdings Corp., and its wholly-owned subsidiary, Montmartre Merger Sub, Inc., to sell 100% of its preferred stock and 100% of its common stock for cash.  The sale closed on December 16, 2011.